Exhibit 99.1

GOe3, LLC Secures GSA Registration, Announces Major Sales Milestone with Tiny-Home Developers

PARSIPPANY, New Jersey, May 16, 2024 (GLOBE NEWSWIRE) — Global Technologies, Ltd. (OTC Pink: GTLL) (the “Company”), is pleased to announce that its wholly owned subsidiary, GOe3, LLC, has reached a significant milestone with its initial GSA registration, setting the stage for future government schedules, grants, and tax credits. This qualification uniquely positions GOe3 to contribute to federal infrastructure projects.

Additionally, GOe3 is excited to announce the execution of a substantial $10 million sales agreement with tiny-home real estate developers Freedom-2-Thrive, LLC and Eagle Log Cabins, LLC. This partnership marks a pivotal moment in the adoption of sustainable living solutions.

Under the new agreement, GOe3 will supply 1,000 units of its innovative EV Level 2 bi-directional home charging stations. These smart devices are capable of sensing and responding to grid power distribution, promoting smarter energy consumption. The collaboration with Freedom-2-Thrive also introduces property owners and their employees to potential tax credits and grants through workplace charging initiatives, as guided by the Department of Energy (DOE).

“Securing the GSA registration opens significant doors for GOe3, allowing us to expand our reach and impact in the green technology space,” said Bruce Brimacombe, Chief Executive Officer of GOe3. “Our partnership with Freedom-2-Thrive and Eagle Log Cabins further demonstrates our commitment to sustainable development and our capability to meet the increasing demand for environmentally responsible solutions.”

The DOE highlights the benefits of workplace charging, which includes increased convenience and affordability for employees who drive electric vehicles. Effective workplace charging strategies can attract a forward-thinking workforce, boost green building certifications, and showcase environmental leadership.

“We’re excited to announce the union between high quality sustainable, zero-waste, non-toxic Eagle Log Cabins USA and the GOe3 smart renewable energy infrastructure, integrated to provide affordable clean living. We’re thrilled as we imagine the possibilities,” said Thomas Feller, Owner-Designer of Freedom-2-Thrive, LLC and Eagle Log Cabins, LLC. “Wayne Dyer said ‘When you change the way you look at things, the things you look at change’ and that mentality motivates us.”

About Global Technologies, Ltd.:

Global Technologies, Ltd, based in Parsippany, NJ, is a multi-operational company with a strong desire to drive transformative innovation and sustainable growth across the technology and service sectors, empowering businesses and communities through advanced, scalable solutions that enhance connectivity, efficiency, and environmental stewardship. The Company envisions a future where technology seamlessly integrates into every aspect of life, improving the quality of life and the health of the planet. Our vision is to lead the industries we serve with groundbreaking initiatives that set new standards in innovation, customer experience, and corporate responsibility, thereby creating enduring value for all stakeholders. For further information, please visit the Company’s website at www.globaltechnologiesltd.info.

About GOe3, LLC:

GOe3, LLC, based in Scottsdale, AZ, intends on building and operating a network of universal electric vehicle (“EV”) charging stations within 45-75 miles of selected interstate highways across the U.S. GOe3 believes its patent-pending charging station design will be a vital component to the electric vehicle charging station expansion. For further information, please visit the Company’s website at www.goe3.com.

Forward-Looking Statements and Disclaimer

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Contact:

Global Technologies, Ltd
(973) 233-5151
info@globaltechnologiesltd.info

GOe3, LLC Media Contact:

Ania Kubicki at ANGLES Communications

480-277-9245

ania@anglespr.com